Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,662,801
Unrealized Gain (Loss) on Market Value of Futures	3,076,126
Dividend Income	6,173
Interest Income	2,318
ETF Transaction Fees	1,400
Total Income (Loss)	$8,748,818

Expenses
General Partner Management Fees	$53,286
Professional Fees	16,212
Brokerage Commissions	13,583
Directors' Fees and insurance	789
NYMEX License Fee	1,332
Total Expenses	85,202
Expense Waiver	(18,594)
Net Expenses	$66,608
Net Income (Loss)	$8,682,210

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/20	$101,814,188
Withdrawals (550,000 Shares)	(11,255,760)
Net Income (Loss)	8,682,210

Net Asset Value End of Month	$99,240,638
Net Asset Value Per Share (4,900,000 Shares)	$20.25

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC 1850 Mt.Diablo Boulevard, Suite 640 Walnut Creek, CA 94596